Exhibit 99.1

       Pope Resources Reports Third Quarter Earnings of $941,000

    POULSBO, Wash.--(BUSINESS WIRE)--Oct. 23, 2003--Pope Resources (Nasdaq:POPEZ) reported net income of $941,000, or 21 cents per diluted ownership unit, on revenues of $6.6 million for the third quarter ended September 30, 2003. This compares to net income of $1.1 million, or 24 cents per diluted ownership unit, on revenues of $8.7 million, for the same period in 2002.
    Net income for the nine months ended September 30, 2003 totaled $3.5 million, or 78 cents per diluted ownership unit, on revenues of $21.4 million. Net income for the corresponding period in 2002 totaled $2.6 million, or 58 cents per diluted ownership unit, on revenues of $24.4 million.
    "We expected a pattern of softening log prices to unfold over the course of 2003 and this has in fact happened," said David L. Nunes, President and CEO. "Our average realized log price for each of the first, second, and third quarters of this year have been $495, $482, and $456, respectively. Given this price trend expectation, we weighted our 2003 log production early in the calendar. As of the end of 2003's third quarter, we have produced 85% of our anticipated annual volume, compared to 75% at this time last year. This front-loading of volume is the principal reason our overall year-to-date results for 2003 compare favorably to 2002. Real Estate segment results for this year-to-date are much improved over 2002's comparable period due primarily to $895,000 of expense accruals recorded in the second quarter of 2002 that did not recur in 2003. More than offsetting these improvements, however, is the decline in income from our third-party Timberland Management and Consulting segment associated with significantly reduced acres under management in 2003 following the December 31, 2002 termination of our management contract with Hancock Timber Resource Group. Overhead costs for year-to-date 2003 are nearly 25% lower than the prior year's comparable period, reflective of changes implemented in our support infrastructure following the reduction in acres managed."

    Fee Timber

    Operating income from Fee Timber operations totaled $2.6 million in both the third quarter of 2003 and the third quarter of last year. Harvest volume of 12.0 million board feet (MMBF) in the current quarter was down only slightly from 12.2 MMBF in the same quarter a year ago. However, the Partnership's weighted average log price of $456 per thousand board feet (MBF) for the third quarter of 2003 was down $21/MBF (or 4%) from the third quarter of 2002, and down $26/MBF (or 5%) from the second quarter of 2003. Average export log prices realized were down $44/MBF (or 8%) in the third quarter of 2003 compared with the third quarter of 2002, and also declined $22/MBF (or 4%) in the third quarter of 2003 from the second quarter of 2003. In our domestic log market, harvest closures due to forest fire conditions in the Pacific Northwest created some temporary upward pressure on prices -- but not enough to overcome broader softness in log pricing due to excess supply. Domestic conifer log prices moved down $29/MBF (or 6%) per MBF in the current quarter compared to the third quarter of 2002, and also lower by $40/MBF (or 8%) when compared to the second quarter of 2003. Stronger pricing for both hardwood and pulpwood logs partially offset lower prices in export and domestic conifer markets. Given comparable harvest volumes between the third quarters of 2003 and 2002, and lower unit prices in 2003 compared to 2002, operating income for the two periods was nearly identical due to $237,000 of earnings from three small timberland sales combined with lower operating costs.
    For the first nine months of 2003, operating income was $8.4 million compared to $7.6 million for the first nine months of 2002. Harvest volume of 37.9 MMBF for the first nine months of 2003 was up nearly 4.0 MMBF, or 12% higher compared with the harvest level in the same period a year ago, again owing to our front-loading of planned volume for the year. The Partnership's weighted average log price of $478/MBF for the first nine months of 2003 was down $10/MBF (or 2%) from the comparable period in 2002. Average export log prices realized were up $8/MBF (or 1%) in the first nine months of 2003 compared with the same period in 2002. In our domestic conifer log market, average log prices were down $23/MBF (or 4%) in the first nine months of 2003 compared with the same period in 2002. Overall log realizations benefited from significantly higher hardwood log prices, which increased $70/MBF (or 15%) for the first nine months of 2003 compared with the same period in 2002.
    For the balance of 2003 the Partnership expects to harvest 7 MMBF for a total annual harvest of approximately 45 MMBF, an annual cut that is anticipated to be sustainable for the foreseeable future.

    Timberland Management & Consulting

    For the third quarter and first nine months of 2003, this segment generated operating losses of $122,000 and $445,000, respectively. These results compare unfavorably with the third quarter and first nine months of 2002, when this segment generated operating income of $539,000 and $1.1 million, respectively. The Partnership's acres under management have declined significantly since late 2002 with the expiration of a major contract at December 31, 2002. This factor alone has contributed approximately $800,000 to the negative variance between 2003 and 2002 year-to-date results.

    Real Estate

    The Real Estate segment recorded an operating loss of $192,000 in the current quarter, compared to a loss of $190,000 for the comparable period in 2002. For the first nine months of 2003 and 2002, the Real Estate segment recorded operating losses of $258,000 and $1.3 million, respectively. The disparity in comparative year-to-date results is due principally to two accruals totaling $895,000: one for environmental cleanup in Port Gamble ($730,000) and the other for home warranty liabilities in Port Ludlow ($165,000). Prior to these accruals, the segment generated an operating loss of $423,000 for the first nine months of 2002. Improvements in the financial performance of the historic milltown of Port Gamble account for the balance of the improved year-to-date results.

    General and Administrative

    In response to the loss of acres under management at year-end 2002, the Partnership reduced its overhead cost structure. As such, general and administrative costs for the third quarter 2003 declined by 32% from the third quarter of 2002 to $649,000. Year-to-date costs of $2.1 million are 25% below the comparable level in 2002 due to these same reductions in overhead. The Partnership expects this pattern of overhead savings to be reflected in results for the full year 2003.
    Capital expenditures for the first nine months of 2003 and 2002 were $1.1 million and $1.5 million, respectively. The Partnership's debt to total capitalization ratio was 45% as of September 30, 2003, down from 47% at the end of 2002.

    About Pope Resources

    Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage approximately 217,000 acres of timberland and development property in Washington, Oregon, and California. In addition, we provide forestry consulting and timberland management services to third-party owners and managers of timberland. The company and its predecessor companies have owned and managed timberlands and development properties for more than 150 years. Additional information on the company can be found at www.orm.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.
    This press release contains a number of projections and statements about our expected financial condition, operating results, business plans and objectives. These statements reflect management's estimates based on current goals and its expectations about future developments. Because these statements describe our goals, objectives, and anticipated performance, they are inherently uncertain, and some or all of these statements may not come to pass. Accordingly, they should not be interpreted as promises of future management actions or financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances these variations may be material and adverse. Some of the factors that may cause actual operating results and financial condition to fall short of expectations are set forth in that part of our Annual Report on Form 10-K entitled "Management's Discussion & Analysis of Financial Condition and Results of Operation - Risks and Uncertainties." Other issues that may have an adverse and material impact on our business, operating results, and financial condition include those risks and uncertainties discussed in our other filings with the Securities and Exchange Commission, as well as factors that affect our ability to respond adequately to fluctuations in the market prices for our products; environmental and land use regulations that limit our ability to harvest timber and develop property; labor, equipment and transportation costs that affect our net income; and economic conditions that affect consumer demand for our products and the prices we receive for them.
    The Company considers earnings (net income or loss) before interest expense, income taxes, depreciation, depletion and amortization (EBITDDA) to be a relevant and meaningful indicator of liquidity and earnings performance commonly used by investors, financial analysts and others in evaluating companies in its industry and, as such, has provided this information in addition to the generally accepted accounting principle-based presentation of net income or loss.


            Pope Resources, A Delaware Limited Partnership
                              Unaudited


                 CONSOLIDATED STATEMENTS OF OPERATIONS
                        (all amounts in $000's)

                                Three months ended  Nine months ended
                                     Sept.30,           Sept. 30,
                                   2003     2002      2003      2002

Revenues                         $ 6,565  $ 8,654   $21,357  $ 24,426
Costs and expenses:
  Cost of sales                   (2,758)  (2,964)   (8,757)   (8,479)
  Operating expenses              (2,179)  (3,726)   (6,974)  (11,393)
Operating income                   1,628    1,964     5,626     4,554
  Interest, net                     (687)    (737)   (2,095)   (2,161)
  Minority interest                    -     (103)        -      (135)
Income before income taxes           941    1,124     3,531     2,258
Income tax benefit/(provision)         -      (61)       (3)      380
Net income                           941    1,063     3,528     2,638

Average units outstanding -
 Basic (000's)                     4,518    4,518     4,518     4,518
Average units outstanding -
 Diluted (000's)                   4,524    4,518     4,521     4,520

Basic net income per unit        $  0.21  $  0.24   $  0.78  $   0.58
Diluted net income per unit      $  0.21  $  0.24   $  0.78  $   0.58


                     CONSOLIDATED BALANCE SHEETS
                       (all amounts in $000's)

                                                      Sept. 30,
                                                   2003       2002

Assets:
  Cash and short-term investments                $  9,487   $  5,003
  Other current assets                              3,238      2,515
  Roads and timber                                 48,405     50,498
  Properties and equipment                         23,689     23,117
  Other assets                                      1,494      3,438
      Total                                        86,313     84,571
Liabilities and partners' capital:
  Current liabilities                               3,414      3,974
  Long-term debt, excluding current portion        36,104     36,987
  Other long-term liabilities                         429        529
  Total liabilities                                39,947     41,490
  Partners' capital                                46,366     43,081
      Total                                        86,313     84,571


            RECONCILIATION BETWEEN NET INCOME AND EBITDDA
                       (all amounts in $000's)

                                           Three months ended
                                    30-Sep-03   30-Sep-02   30-Jun-03

Net income                            $   941     $ 1,063     $ 1,296
Added back:
  Interest, net                           687         737         694
  Depletion                               779         803         811
  Depreciation and amortization           166         199         162
  Income tax expense                        -          61           9
Less:
  Income tax benefit                        -           -           -
EBITDDA                               $ 2,573     $ 2,863     $ 2,972


       RECONCILIATION BETWEEN CASH FROM OPERATIONS AND EBITDDA
                       (all amounts in $000's)

                                           Three months ended
                                   30-Sep-03    30-Sep-02   30-Jun-03

Cash from operations                 $  2,647    $  1,943    $  1,960
Added back:
  Change in working capital                 -         111         328
  Interest                                687         737         694
  Deferred profit                          26          24           -
  Income tax expense                                   61
  Other                                     -           -           -
Less:
  Change in working capital              (587)          -           -
  Deferred profit                           -           -          (2)
  Income tax benefit                        -           -           -
  Cost of land sold                      (200)          -
  Other                                     -         (13)         (8)
EBITDDA                              $  2,573    $  2,863    $  2,972


                         SEGMENT INFORMATION
                       (all amounts in $000's)

                                 Three months ended  Nine months ended
                                      Sept.30,           Sept. 30,
                                  2003      2002      2003     2002

Revenues:
  Fee Timber                      $5,994   $ 6,101   $19,107  $17,425
  Timberland Management &
   Consulting (TM&C)                 353     2,081     1,036    5,623
  Real Estate                        218       472     1,214    1,378
                                  -------  --------  -------- --------
      Total                       $6,565   $ 8,654   $21,357  $24,426
                                  =======  ========  ======== ========
EBITDDA:
  Fee Timber                       3,398     3,411    10,959   10,040
  TM&C                              (106)      580      (395)   1,203
  Real Estate                       (169)     (174)     (196)  (1,273)
  General & administrative and
   minority interest                (550)     (954)   (1,814)  (2,587)
                                  -------  --------  -------- --------
      Total                       $2,573   $ 2,863   $ 8,554  $ 7,383
                                  =======  ========  ======== ========
Depreciation, depletion and
 amortization:
  Fee Timber                         807       838     2,526    2,435
  TM&C                                16        41        50      150
  Real Estate                         23        16        62       45
  General & administrative            99       107       290      334
                                  -------  --------  -------- --------
      Total                       $  945   $ 1,002   $ 2,928  $ 2,964
                                  =======  ========  ======== ========
Operating income/(loss):
  Fee Timber                       2,591     2,573     8,433    7,605
  TM&C                              (122)      539      (445)   1,053
  Real Estate                       (192)     (190)     (258)  (1,318)
  General & administrative          (649)     (958)   (2,104)  (2,786)
                                  -------  --------  -------- --------
      Total                       $1,628   $ 1,964   $ 5,626  $ 4,554
                                  =======  ========  ======== ========


                         SELECTED STATISTICS

                         Three months ended      Nine months ended
                        30-Sep-03   30-Sep-02   30-Sep-03   30-Sep-02
Log sale volumes
 (thousand board feet):
  Export conifer              947       2,058       3,580       4,730
  Domestic conifer          8,880       7,333      27,106      22,775
  Pulp conifer              1,814       1,935       5,562       4,780
  Hardwoods                   408         845       1,642       1,623
                         ---------   ---------   ---------   ---------
  Total                    12,049      12,171      37,890      33,908
                         =========   =========   =========   =========

Average price realizations
 (per thousand board feet):
  Export conifer        $     542   $     586   $     569   $     561
  Domestic conifer            492         521         516         539
  Pulp conifer                208         190         213         176
  Hardwoods                   559         485         547         477
  Overall                     456         477         478         488

Owned acres               112,200     112,200     112,200     112,200
Acres under management    104,791     414,938     104,791     414,938
Capital expenditures
 ($000's)                     399         404       1,115       1,545
Depletion ($000's)            779         803       2,433       2,349
Depreciation ($000's)         166         199         495         615
Debt to total
 capitalization                45%         47%         45%         47%


                    QUARTER TO QUARTER COMPARISONS
               (Amounts in $000's except per unit data)

                              Q3 2003 vs. Q3 2002  Q3 2003 vs. Q2 2003

                                Total   Per Unit     Total   Per Unit
Net income:
  3rd Quarter 2003                 941      0.21        941      0.21
  2nd Quarter 2003                                    1,296      0.29
  3rd Quarter 2002               1,063      0.24
     Variance                     (122)    (0.03)      (355)    (0.08)

Detail of earnings variance:
Fee Timber
  Log price realizations (A)      (256)    (0.06)      (330)    (0.07)
  Log volumes (B)                  (97)    (0.02)      (118)    (0.03)
  Timberland sale income           237      0.05        197      0.04
  Depletion                         24      0.01         32      0.01
  Other Fee Timber                 110      0.02        124      0.03
Timberland Management &
 Consulting
  Management fee changes          (937)    (0.20)        (1)        -
  Other Timberland Mgmnt &
   Consulting                      276      0.06         73      0.01
Real Estate
  Other Real Estate                 (2)        -       (422)    (0.09)
General & administrative
 costs                             309      0.07         74      0.02
Interest expense                    62      0.01          8         -
Other (taxes, minority int.,
 interest inc.)                    152      0.03          8         -
                              --------- ---------  --------- ---------
Total change in earnings          (122)    (0.03)      (355)    (0.08)
                              ========= =========  ========= =========

(A) Price variance allocated based on changes in price using the higher period volume.

(B) Volume variance allocated based on change in sales volume and the average log sales price for higher margin less variance in log production costs.



    CONTACT: Pope Resources
             Tom Ringo, 360-697-6626
             Fax 360-697-1156